                                                                     EXHIBIT C.1




              1996 STATE-BY-STATE GROSS OPERATING UTILITY REVENUES
                             (MILLIONS OF DOLLARS)



                                                   % of Pro
                                       Amount    Forma Combined
                                       ------    --------------
           HL&P
                 Texas                 $4,025            66%
                                       ------        ------


           NorAm
                 Texas                    711            12%
                 Arkansas                 339             6%
                 Louisiana                165             3%
                 Oklahoma                  83             1%
                 Mississippi              103             2%
                 Minnesota                713            10%
                                       ------         ------
                    Total NorAm        $2,114            34%
                                       ------         ------

           Pro Forma Combined          $6,139           100%
                                       ======         ======




                                     C.1-1